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                                                                    EXHIBIT 99.1




[O'CHARLEY'S INC. LOGO]                                       [2002 FORBES LOGO]


NEWS RELEASE

CONTACT: A. Chad Fitzhugh
         Chief Financial Officer
         (615) 782-8818


               O'CHARLEY'S PROVIDES UPDATE ON HEPATITIS A INCIDENT

NASHVILLE, Tenn. (October 29, 2003)-- O'Charley's Inc. (NASDAQ/NM: CHUX) today provided an update on the recent Hepatitis A incident at the O'Charley's Turkey Creek location in Knoxville, Tennessee.

         The Company has worked closely with the Knox County Health Department since the Company first became aware of this incident in September 2003 to ensure the safety and health of its customers and employees and to assist in the investigation being conducted by the Knox County Health Department and the Centers for Disease Control and Prevention (CDC) to determine the point of origin of the virus. On October 10, 2003, the Knox County Health Department issued the preliminary results of its investigation indicating that a produce item - in particular green onions - was the likely source of the contamination and was most likely contaminated with the virus before being delivered to the affected O'Charley's restaurant. The Knox County Health Department in conjunction with the CDC and The Food and Drug Administration are continuing their investigation.

         The Company is aware of 77 individuals who have contracted the virus, most of whom have been linked to our Turkey Creek O'Charley's restaurant during this period. The Company is also aware of 12 lawsuits that have been filed against it alleging fear of or injuries from the Hepatitis A incident, some of which claim substantial damages, and the Company anticipates that additional litigation may be filed against it related to this incident. O'Charley's has been actively engaged in an outreach program addressing lost wages and medical costs for those individuals who may have been affected. While the Knox County Health Department and the CDC have characterized the symptoms of Hepatitis A as a common illness with flu-like symptoms that typically clear up after several weeks, certain plaintiffs have alleged significant health concerns. On Monday, local Knoxville news outlets reported that one of the individuals who had filed suit against the Company had died after contracting the virus. The Company understands that the cause of death has not been determined, but that an autopsy is being performed. Death from the Hepatitis A virus is extremely rare according to health department data.

         The Company does not believe that any of the legal proceedings pending against it will have a material adverse effect on its financial condition; however, the Company may incur or accrue legal expenses in a particular quarterly period related to this litigation.



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CHUX Provides Update On Hepatitis A Incident
Page 2
October 29, 2003


         O'Charley's Inc. operates 206 O'Charley's restaurants in 16 states in the Southeast and Midwest. The menu, with an emphasis on fresh preparation, features several specialty items such as hand-cut and aged steaks, a variety of seafood, freshly-baked yeast rolls, fresh-cut salads with special-recipe salad dressings and signature caramel pie. The Company also operates Ninety Nine Restaurant & Pub in 85 locations throughout Connecticut, Maine, Massachusetts, New Hampshire, New York, Rhode Island and Vermont. Ninety Nine has earned a strong reputation for providing generous portions of high-quality food at moderate prices in a comfortable, relaxed atmosphere. The menu features a wide selection of appetizers, salads, sandwiches, burgers, entrees and desserts. In addition, the Company operates six Stoney River Legendary Steaks restaurants in Georgia, Illinois, Kentucky and Tennessee. The dinner-only steakhouse concept appeals to both upscale casual dining and fine dining customers by offering high-quality food and attentive customer service typical of high-end steakhouses at more moderate prices.

         This press release and statements made by or on behalf of the Company relating hereto may be deemed to constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be affected by certain risks and uncertainties, including, but not limited to, the adverse impact of the Hepatitis A occurrence and the related litigation on the Company's financial condition and results of operations and the other risks described in the Company's Annual Report on Form 10-K/A Amendment No. 1 for the fiscal year ended December 29, 2002, under the caption "Forward-looking Statements/Risk Factors" and in the Company's other filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking statements included herein, you should not regard the inclusion of such information as a representation by us that our objectives, plans and projected results of operations will be achieved and the Company's actual results could differ materially from such forward-looking statements. The Company does not undertake any obligation to publicly release any revisions to the forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.



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